                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      MOMENTUM BUSINESS APPLICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                      MOMENTUM BUSINESS APPLICATIONS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 19, 2001

TO THE STOCKHOLDERS OF MOMENTUM BUSINESS APPLICATIONS, INC.:

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Momentum Business Applications, Inc., a Delaware corporation (the "Company"), will be held at 1:00 p.m., local time, on Wednesday, September 19, 2001, at the Carr America Visitor's Center located at 4400 Rosewood Drive, Pleasanton, California 94588, for the following purposes:

     1. To elect one (1) Class A Common Class III director to serve a three-year term.

     2. To approve an amendment to the Company's Restated Certificate of Incorporation, as described in the proxy statement.

     3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending April 30, 2002.

     4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on July 27, 2001 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                          By Order of the Board of Directors,

                                          [/s/ RONALD E.F. CODD]

                                          Ronald E.F. Codd
                                          President and Chief Executive Officer

Pleasanton, California
July 25, 2001

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                    MAPS TO
                  CARR AMERICA VISITOR'S CENTER IN PLEASANTON
                    AND LOCATION OF STOCKHOLDER MEETING ROOM

                    [MAPS TO CARR AMERICA VISITOR'S CENTER]

                                 TO PLEASANTON

     From the San Francisco Airport -- Take Rt. 101 South to Rt. 92 East over the San Mateo Toll Bridge. Take I-880 North to I-238 East and follow signs to I-580 East towards Stockton.

     From the Oakland Airport -- Take I-880 South to I-580 East towards
Stockton.

     From the San Jose Airport -- Take Rt. 101 South to I-880 North. After approximately 20 miles on I-880 North, follow the signs to I-580 East towards Stockton.

     From Walnut Creek -- Take I-680 South through San Ramon, then take I-580 East towards Stockton/ Tracy.

                        TO CARR AMERICA VISITOR'S CENTER

     The Annual meeting will be held in the Auditorium at the Carr America Visitor Center at:

                              4400 Rosewood Drive
                             Pleasanton, California

     On I-580, approximately 1 mile east of the I-680 Interchange, take the Hacienda Exit turning right on Hacienda Drive. Turn left on Owens Drive. Turn left onto Rosewood Drive, take the second right and the visitor's center will be straight ahead. Park anywhere. Upon entering the visitor's center the Auditorium will be straight ahead.

                      MOMENTUM BUSINESS APPLICATIONS, INC.
                            ------------------------

                            PROXY STATEMENT FOR THE
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Momentum Business Applications, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, September 19, 2001 at 1:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Carr America Visitor's Center located at 4400 Rosewood Drive, Pleasanton, California 94588. The Company's telephone number is (925) 469-6621. When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominee for director set forth herein, for the amendment of the Restated Certificate of Incorporation, for the ratification of the appointment of Ernst & Young as independent auditors as set forth herein, and at the discretion of the proxy holders upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     These proxy solicitation materials and the Annual Report to Stockholders for the fiscal year ended April 30, 2001, including financial statements, are expected to be mailed on or about August 15, 2001, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on July 27, 2001 ("Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 4,694,826 shares of the Company's Common Stock, $.001 par value, were issued and outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company at or before the taking of the vote at the Annual Meeting, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to Momentum Business Applications, Inc. at 4301 Hacienda Drive, Pleasanton, California 94588, Attention: Secretary of the Company, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share of Common Stock owned on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

     Directors and officers of Momentum may solicit proxies by interview, telephone or facsimile, without special compensation. Any costs of such solicitation will be borne by Momentum.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "ABSTAIN" on a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     Under current Delaware case law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the voting on a proposal.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     The Company currently intends to hold its 2002 Annual Meeting of Stockholders in mid-September 2002 and to mail Proxy Statements relating to such meeting in mid-August 2002. The date by which stockholder proposals must be received by the Company so that they may be considered for inclusion in the Proxy Statement and form of proxy for its 2002 Annual Meeting of Stockholders is April 30, 2002, and the date by which stockholders proposals must be received by the Company so that they may be presented at the 2002 Annual Meeting is July 31, 2002. Such stockholder proposals should be submitted to Momentum Business Applications, Inc. at 4301 Hacienda Drive, Pleasanton, California 94588,
Attention: Secretary of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of July 18, 2001 (except as noted below) certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Momentum Class A Common Stock, (ii) each director of the Company, (iii) the sole executive officer of Momentum, and (iv) the sole executive officer and all directors as a group. The Company knows of no agreements among its stockholders which relate to voting or investment power of its Common Stock.

                            NAME                              NUMBER     PERCENT OF CLASS(1)
                            ----                              -------    -------------------
Directors and Executive Officer
  Ronald E.F. Codd(2).......................................  134,398            2.9%
  Carlton H. Baab(3)........................................   25,000              *
  Robert K. Dahl(3).........................................   25,000              *
  Jeffrey A. Miller(3)......................................   25,000              *
  Stan A. Swete.............................................        0              *
  All directors and the sole executive officer as a group (5
     persons)(7)............................................  209,398            4.5%
Other
  Cornell University(4).....................................  745,295           15.9%
     Office of Trusts and Estates
     102 Prospect Street, Suite 200
     Ithaca, New York 14850
  Farrallon Capital Management, L.L.C.(5)...................  744,824           15.9%
     One Maritime Plaza, Suite 1325
     San Francisco, CA 94111
  Newburg Family Trust(6)...................................  492,340           10.5%
     11601 Wilshire Boulevard
     Los Angeles, CA 90025

---------------
 *  Less than 1%

(1) Applicable percentage of ownership is based on 4,693,826 shares of Class A Common Stock outstanding as of July 18, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares.

(2) Includes 133,333 stock options granted to Ronald E.F. Codd under the 1999 Stock Incentive Plan that are exercisable at any time.

(3) 25,000 stock options granted to each outside director under the 1999 Stock Incentive Plan that are exercisable at any time.

(4) Shares beneficially owned are determined solely from information reported on a Schedule 13G filed on March 16, 1999.

(5) Information is as provided by the holders in the Form 4 for Farallon Partners, L.L.C. ("FPLLC") filed with the Securities and Exchange Commission on June 8, 2001. The Form 4 was filed by FPLLC on its own behalf and as the designated filer for Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P. and Tinicum Partners, L.P. (collectively, the "Partnerships"), each with respect to the Momentum Class A Shares directly held by it, by Farallon Capital Management, L.L.C. ("FCMLLC") with respect to the Momentum Class A Shares directly held by certain accounts managed by FCMLLC and by FPLLC and the individuals listed below, as described below. As the general partner of each of the Partnerships, FPLLC may be deemed to own beneficially the 744,824 Class A Shares held by the Partnerships. As the managing members of FPLLC, Enrique
    H. Boilini, David I. Cohen, Joseph F. Downes, William F. Duhamel, Andrew B. Fremder, Richard B. Fried, Monica R. Landry, William F. Mellin, Stephen L. Millham, Meridee A. Moore, Thomas F. Steyer and Mark C. Wehrly may each be deemed to own beneficially the 744,824 Class A Shares held, in aggregate, by the Partnerships. As the managing members of FCMLLC, each of Enrique H. Boilini, David I. Cohen, Joseph F. Downes, William F. Duhamel, Andrew B. Fremder, Richard B. Fried, Monica R. Landry, William F. Mellin, Stephen L. Millham, Meridee A. Moore, Thomas F. Steyer and Mark C. Wehrly may be deemed the beneficial owner of the 744,824 Class A Shares held by the accounts managed by FCMLLC. FPLLC, FCMLLC and each managing member of FPLLC and FCMLLC, disclaim any beneficial ownership of such Class A Shares. All of the above-mentioned entities and persons disclaim group attribution.

(6) Shares beneficially owned are determined solely from information reported on a Schedule 13G filed with the SEC on November 29, 2000.

(7) Includes 208,333 shares issuable upon exercise of options granted under the 1999 Stock Incentive Plan that are exercisable at any time.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act and regulations of the Securities and Exchange Commission (the "SEC") thereunder require the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during or with respect to the period from May 1, 2000 to April 30, 2001, all of the Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTOR

     The Company's Board of Directors currently consists of five persons, four Class A Common directors and one Class B Common Director. The Class A Common directors are further separated into three classes, Class I, Class II and Class
III. One Class III director (Mr. Ronald E.F. Codd) will be elected at the Annual Meeting for a term of three years, his term expiring in 2004. Two Class I directors (Mr. Robert K. Dahl and Mr. Jeffrey A. Miller) were elected at the 1999 Annual Meeting and one Class II director (Mr. Carlton H. Baab) was elected at the 2000 Annual Meeting to serve three year terms. One Class B director (Mr. Stan A. Swete) has been previously elected by the holder of the Class B Common Stock. PeopleSoft is the only holder of Class B Common Stock, and under the Certificate of Incorporation, PeopleSoft has the exclusive right to elect one representative to the Board, designated herein as the Class B director.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominee named below, who is presently a director of the Company. In the event that such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as director, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware that the nominee will be unable or will decline to serve as a director. The director elected at this Annual Meeting will serve a term of three years or until such director's successor has been duly elected and qualified.

VOTE REQUIRED

     Assuming the presence of a quorum, the nominee, upon receiving the affirmative vote of the majority of the shares voted, shall be elected to the Board of Directors as Class III director. An abstention will have the same effect as a vote withheld for the election of the director, and pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal. The name of the nominee and related information as of July 18, 2001 are set forth below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE LISTED BELOW.

                                                                                         CURRENT
                                                                                          TERM     DIRECTOR
               NAME OF NOMINEE                 AGE      POSITION(S) WITH THE COMPANY     EXPIRES    SINCE
               ---------------                 ---      ----------------------------     -------   --------
NOMINEE FOR CLASS III DIRECTOR
Ronald E.F. Codd.............................  45    Chairman of the Board of             2001       1998
                                                     Directors, President and Chief
                                                     Executive Officer

DIRECTORS WHOSE TERMS CONTINUE
Carlton H. Baab(1)(2)........................  43    Director                             2003       1999
Robert K. Dahl(1)............................  60    Director                             2002       1999
Jeffrey A. Miller(2).........................  50    Director                             2002       1999
Stan A. Swete(2).............................  41    Director                             2002       2000

---------------
(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

NOMINEE FOR CLASS A COMMON CLASS III DIRECTOR

     Ronald E.F. Codd has served as Momentum's President, Chief Executive Officer, Chief Financial Officer, Secretary and director since December 1998. Prior to becoming an officer and director of Momentum, Mr. Codd served in various capacities with PeopleSoft. Mr. Codd joined PeopleSoft in September 1991 as Vice President of Finance and Chief Financial Officer. In November 1993, he was appointed PeopleSoft's Senior Vice President of Finance and Administration and Chief Financial Officer. He was appointed Secretary of PeopleSoft in March 1992. Prior to joining PeopleSoft, Mr. Codd was Corporate Controller of MIPS Computer Systems, Inc., a microprocessor designer and computer manufacturer, from March 1989 through September 1991. From March 1984 through March 1989, he was Corporate Controller and Chief Accounting Officer for Wyse Technology, Inc., a computer and peripheral manufacturer. Mr. Codd also serves on the Boards of Directors of Adept Technology, Inc., Intraware, Inc., Interwoven, Inc., Virage, Inc., and one private company. He received a B.Sc. in Business Administration from the University of California, Berkeley and an M.M. degree from the J.L. Kellogg Graduate School of Management (Northwestern University).

CLASS A COMMON CLASS I DIRECTORS WHOSE TERMS CONTINUE

     Robert K. Dahl became a director of Momentum in February 1999 and is a General Partner at Riviera Ventures, LLC, a private equity investing firm since January 1998. From January 1994 to January 1998, Mr. Dahl served as Vice President, Finance and Chief Financial Officer and a member of the Board of Directors at Ascend Communications, Inc., a network solutions provider. Prior to joining Ascend, Mr. Dahl was a private investor and a principal in Dahl-DeVivo Management Co., a private investment firm. Mr. Dahl also serves on the Boards of Directors of the Bank of Alameda and four private companies. Mr. Dahl received his B.Sc. in Finance and Accounting from the University of California, Berkeley.

     Jeffrey A. Miller became a director of Momentum in June 1999. Mr. Miller has served as President, Chief Executive Officer and member of the Board of Directors of Documentum, Inc., a developer of enterprise document management software, since July 1993. From April 1991 to March 1993, Mr. Miller was a division president at Cadence Design Systems, Inc., a supplier of electronic design automation software. From February 1983 to April 1991, Mr. Miller was Vice President and General Manager and Vice President of Marketing of Adaptec, Inc., a supplier of computer input/output controllers. From 1976 to 1983, Mr. Miller held various positions at Intel Corporation, a manufacturer of semiconductor components. Mr. Miller also serves on the Board of Directors of two private companies. Mr. Miller received his M.B.A. and B.S. in Electrical Engineering and Computer Science from the University of Santa Clara.

CLASS A COMMON CLASS II DIRECTOR WHOSE TERM CONTINUES

     Carlton H. Baab became a director of Momentum in February 1999 and is currently a Managing Principal at Astoria Capital Management, a venture capital firm. From January 2000 to April 2001, Mr. Baab was the Vice President of Finance and Chief Financial Officer of Certive, Inc., a small-business services firm. From January 1999 to January 2000, Mr. Baab was the Chief Operating Officer and Chief Financial Officer of RemarQ Communities, Inc., a web-based provider of discussion group services. Mr. Baab served as Chief Financial Officer of the CKS Group, a marketing communications company, from February 1994 through December 1998. In addition, Mr. Baab served as an Executive Vice President and the Secretary of CKS from August 1995 through December 1998 and as CKS's Chief Operating Officer from August 1995 through May 1996. Prior to joining CKS, Mr. Baab co-founded and served as President and Chief Executive Officer of MobileSoft Corporation, a software application developer for the Apple Newton. Mr. Baab was the Vice President & General Manager of the Contract Division at the Levolor Corporation, a windows treatment company, from August 1989 to August 1993. At Levolor, Mr. Baab was also Vice President of Information Technology and Re-Engineering and a member of the executive turnaround team. Mr. Baab holds a B.S. in Electrical Engineering from the University of Southern California and an M.B.A. from the Harvard Graduate School of Business Administration.

CLASS B COMMON DIRECTOR WHOSE TERM CONTINUES

     Stan A. Swete replaced Michael E. Gioja as the director of Momentum representing the Class B Common Stock Holder in June 2000. Mr. Swete became the Senior Vice President of Products and Technology at PeopleSoft in April 2000 and has served in various capacities at PeopleSoft since October 1992. Prior to joining PeopleSoft, Mr. Swete was the Manager of the VAX application product line at ASK Computer Systems. He worked at ASK Computer Systems from June 1982 to May 1992. Mr. Swete received his BS and MS in Industrial Engineering from Stanford University.

BOARD COMPENSATION

     Neither Mr. Codd nor Mr. Swete will receive any cash or other compensation for his services as a member of the Board of Directors. For their services as members of the Board of Directors, Messrs. Baab, Dahl, and Miller will each receive cash compensation of $20,000 annually and $1,000 for each meeting of the Board of Directors and each committee meeting that they attend. In addition, Messrs. Baab, Dahl and Miller each received an option to purchase 25,000 shares of the Company's Class A Common Stock. The options were granted in September of 1999 and have a seven-year term. The exercise price is $12 per share. The options are exercisable at any time, but the underlying shares vest in equal monthly installments over the 36-month period commencing on July 1, 1999. The options were amended in June of 2001 to add a net-exercise feature that permits the optionees to surrender their options in return for shares with a market value equal to the excess of the market value of the option shares over the exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Baab and Dahl. Neither member was ever an officer or employee of Momentum. In addition, no executive officer of Momentum ever served as a member of the board of directors or compensation committee of any entity that has an executive officer who served as a member of Momentum's Board of Directors or Compensation Committee.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of four regular meetings during fiscal year 2001. The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or any committee performing similar functions.

     The Audit Committee, which currently consists of Messrs. Baab, Miller and Swete, held three meetings during fiscal year 2001. The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee, which currently consists of Messrs. Baab and Dahl, held one meeting during fiscal year 2001. The Compensation Committee reviews and approves the Company's executive compensation policy and administers the 1999 Stock Incentive Plan.

                              CERTAIN TRANSACTIONS

     In November 1998, PeopleSoft formed the Company as a wholly-owned subsidiary and contributed $250 million in cash to the Company in late December 1998. Pursuant to a Distribution Agreement dated December 30, 1998, PeopleSoft transferred approximately 4.7 million shares of Momentum's Class A Common Stock to a custodian for distribution to the stockholders of PeopleSoft. At the same time, the Company and PeopleSoft entered into three agreements, a Development and License Agreement, a Marketing and Distribution Agreement, and a Services Agreement. Pursuant to the Development and License Agreement, the Company uses the funds contributed by PeopleSoft for research and development projects mutually agreed upon by PeopleSoft and the Company. The Company engages PeopleSoft to conduct a substantial portion of such research and development. Pursuant to the Marketing and Distribution Agreement, the Company has granted PeopleSoft certain rights to license, on an exclusive basis, products developed by the Company in exchange for royalty payments. Pursuant to the Services Agreement, PeopleSoft provides the Company with accounting, finance, human resources, legal and other administrative services for a fee of $100,000 per quarter. In addition, pursuant to the Company's Restated Certificate of Incorporation, PeopleSoft has the right to purchase all of the outstanding shares of the Company's Class A Common Stock at a price determined by a formula set forth in the Company's Restated Certificate of Incorporation. PeopleSoft is the sole owner of all of the outstanding shares of the Company's Class B Common Stock. Mr. Stan A. Swete, a director of the Company, is an officer of PeopleSoft.

                                 PROPOSAL NO. 2

       APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

     The Company is asking stockholders to amend the Restated Certificate of Incorporation of the Company to change the formula for determining the exercise price PeopleSoft must pay to exercise its Purchase Option with respect to all of the outstanding shares of the Company's Class A Common Stock. The Board of Directors has approved the proposed Certificate of Amendment of the Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit A (the "Certificate of Amendment"). If the stockholders approve the Certificate of Amendment, the Board of Directors currently intends to file the Certificate of Amendment with the Secretary of State of the State of Delaware as soon as practicable following such stockholder approval. If the Certificate of Amendment is not approved by the stockholders, the existing Restated Certificate of Incorporation will continue in effect unless otherwise amended and approved by the stockholders.

     The Board of Directors proposes to amend the Restated Certificate of Incorporation in connection with a broader restructuring of the Company's relationship with PeopleSoft. The Company and PeopleSoft have agreed to amend the Marketing and Distribution Agreement and the Development and License Agreement. The changes primarily affect the royalty payments that PeopleSoft makes to the Company under these agreements. The effectiveness of the proposed changes to the agreements is contingent upon the Company obtaining stockholder approval of the amendment to the Certificate of Incorporation to change the exercise price of the Purchase Option.

CONTRACTUAL ARRANGEMENTS WITH PEOPLESOFT

     In late 1998, the Company and PeopleSoft entered into several arrangements -- a Development and License Agreement (the "Development Agreement"), a Marketing and Distribution Agreement (the "Marketing Agreement") and a Services Agreement (the "Services Agreement") -- that set forth, among other things:

     - the permitted uses of the funds provided by PeopleSoft;

     - the Company's rights to use certain technology of PeopleSoft;

     - the development work and other services to be performed by the Company for PeopleSoft; and

     - PeopleSoft's rights with respect to the products to be developed by the Company.

     On July 23, 2001, the Company and PeopleSoft entered into an agreement that amended the terms of the Development Agreement and the Marketing Agreement (the "Business Agreement Amendment"). The Business Agreement Amendment affects, among other things, the amount of payments that PeopleSoft must make to the Company pursuant to PeopleSoft's exclusive license to market and distribute products developed under the agreements and the periods of time for which it must make the same payments. The Business Agreement Amendment will not take effect unless and until the stockholders approve the proposed Certificate of Amendment to the Restated Certificate of Incorporation.

     Set forth below are summary descriptions of the Development Agreement, the Marketing Agreement and the Services Agreement. These summaries describe the material terms and conditions of these agreements and the rights and obligations of the Company and PeopleSoft under the agreements, and highlight the terms that are affected by the Business Agreement Amendment.

Development Agreement

     The Company and PeopleSoft have entered into a Development and License Agreement for the selection and development of software application products including (i) e-business applications, (ii) analytic applications and (iii) industry-specific software application products. Pursuant to the Development Agreement, the parties have agreed to the following terms:

     PeopleSoft has granted to the Company a perpetual, worldwide, non-exclusive license to use technology owned by PeopleSoft solely for internal use purposes connected with the Development Agreement and solely in conjunction with the development, support, demonstration, and testing (and all other related tasks) of the Momentum Products.

     After significant analysis of a particular opportunity, PeopleSoft may propose to the Company that it develop particular software products and related technologies. Such analysis includes a review of the market opportunity, including the market size and projected growth rate, the preparation by PeopleSoft of a five-year sales projection, a review of competitor products or potential competitor products, and the development of royalty income projections. PeopleSoft personnel to be involved in the project prepare a formal written and oral proposal, which is presented to the Company. Subsequent analysis is undertaken by the Company, and a determination is made as to whether, and under what specific terms and conditions, project funding will be provided. If the Company agrees to develop such products, a letter amendment to the Development Agreement is executed by both parties. The letter amendment defines the specific project deliverables and product specifications, project schedule and timetables, project budget and any special terms and conditions tied to the project and associated funding commitment. Products recommended by PeopleSoft and approved by the Company for development are called "Momentum Products."

     The Company has agreed to use diligent efforts to research and develop Momentum Products in accordance with agreed upon budgets and timetables. The Company has in the past and expects that it will

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

continue to outsource all research and development it undertakes, as it does not expect to have the staffing or facilities to do such research and development itself. The Company currently expects that substantially all of the research and development relating to Momentum Products will be performed by PeopleSoft. However, PeopleSoft is not obligated to provide any such services to the Company, and the Company may choose to hire other third party providers. If the Company chooses to engage PeopleSoft, it will pay PeopleSoft one hundred and ten percent (110%) of PeopleSoft's fully burdened costs relating to the research and development provided by PeopleSoft. If a third party is hired to conduct research and development relating to Momentum Products, any agreement between the Company and such third party must include appropriate provisions for the protection of PeopleSoft Technology and PeopleSoft's rights under the series of agreements between the Company and PeopleSoft, and as a holder of the Company's Class B Common Stock. Consequently, it is not likely that the Company will engage third party developers without the full prior involvement and approval of PeopleSoft.

     The Company may develop or acquire from third parties (through licensing or otherwise) software development tools or other core software technologies ("Developed Technology") for the purposes of developing Momentum Products. To the extent the Company has the right, it will grant PeopleSoft an irrevocable, worldwide, non-exclusive license to use, market, manufacture, reproduce, copy, sublicense, distribute (through PeopleSoft's then current worldwide channel distribution system), create derivative works, enhance and modify the Developed Technology. For a period of ten (10) years from the date Developed Technology is acquired or first identified as part of the work plan related to the development of a Momentum Product, PeopleSoft will pay a royalty of one percent (1%) of net revenue on products (other than Momentum Products) developed by PeopleSoft using Developed Technology. In order to develop certain products using Developed Technology, PeopleSoft may need to acquire licenses or enter into other arrangements with third parties. For purposes of calculating royalties due to Momentum for the use of Developed Technology in these products, net revenue will be reduced by the amount of license fees or similar payments due to third parties from PeopleSoft with respect to such product.

     PeopleSoft will own all rights with respect to any enhancements made by the Company to PeopleTools(R) or other software products contributed by PeopleSoft. PeopleSoft will not be obligated to make any royalty or other payments with respect to such technology or enhancements. The Company will own the Developed Technology and the Momentum Products subject to PeopleSoft's license rights in the Development Agreement and the Marketing Agreement.

     Upon the Company's formation, PeopleSoft contributed $250 million of cash to the Company. Such funds, plus interest earned on such funds less amounts spent to develop or acquire Momentum Products and related technology and for related administrative expenses are referred to as "Available Funds." Under the terms of the Development Agreement, Momentum may use the Available Funds only to develop or acquire Momentum Products and related technologies and for related administrative expenses. Prior to expenditure, Momentum is required to invest the Available Funds in high quality marketable securities. Momentum may not encumber, pledge or otherwise take any action with respect to Available Funds that could prevent the full expenditure of such funds under the Development Agreement. Under certain circumstances, PeopleSoft will have the right to require Momentum to make an affirmative pledge of the Available Funds to performance under the Development Agreement. Other than PeopleSoft's rights under the Purchase Option, there are no restrictions on Momentum's use of funds it generates or receives, that are not Available Funds, to conduct its business as it determines.

     The Development Agreement will automatically terminate upon the expiration of the Purchase Option (see "Purchase Option" below); provided, however, PeopleSoft's obligation to pay royalties on the Developed Technology shall continue until the expiration of the respective royalty terms. Either party may terminate the Development Agreement if the other party breaches a material obligation thereunder and such breach continues uncured for thirty (30) days after written notice by the terminating party.

     In the event the Development Agreement or the Marketing Agreement is terminated by PeopleSoft in connection with Momentum's breach of a material obligation under the Development Agreement or the Marketing Agreement, PeopleSoft shall be entitled to receive, as liquidated damages, the Available Funds. If

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

PeopleSoft reasonably believes that such liquidated damages are inadequate, then PeopleSoft will be entitled to specific performance of Momentum's obligations under the Development Agreement or the Marketing Agreement in connection with such breach.

     In connection with the development of a product or products under a letter amendment, either party may upon reasonable notice to the other, discontinue its involvement in that development project for any reason, or no reason at all. Should PeopleSoft elect to terminate a development project it has provided development resources for, Momentum could conceivably substitute another third party developer to complete the project. Such a decision would be taken only if a competent development team with the appropriate domain expertise could be retained under reasonable cost, terms and conditions. Further, such decision would also be predicated upon obtaining PeopleSoft's reasonable assurance that it would be willing to market and sell such a product if completed.

Marketing Agreement

     Under the Marketing Agreement, the Company has granted PeopleSoft the exclusive license to market and distribute pre-General Availability versions of each Momentum Product (the "Pre-General Availability License") and an option to obtain a perpetual, worldwide, exclusive license to market, distribute, sublicense, support and enhance any post-General Availability versions of each Momentum Product (the "License Option").

     Under the terms of the Marketing Agreement prior to the Business Agreement Amendment, with respect to the Pre-General Availability License, PeopleSoft has an exclusive license with respect to each Momentum Product to market and distribute the Momentum Product for the period of time from which the Company accepts the relevant product proposal from PeopleSoft until the earlier of: (i) the exercise or expiration of PeopleSoft's License Option with respect to the product; or (ii) the expiration of the Purchase Option (the "Pre-Release Term"). Under the terms of the Marketing Agreement prior to the Business Agreement Amendment, PeopleSoft paid the Company royalties of six percent (6%) of Net Revenues (as defined below) derived from this license of each Momentum Product ("Pre-Release Royalty"). PeopleSoft has agreed to use commercially reasonable efforts to promptly market each pre-General Availability Momentum Product to a limited group of customers in accordance with PeopleSoft's standard practices. The Business Agreement Amendment changes both the period of time during which PeopleSoft has a Pre-General Availability License (and during which Pre-Release Royalties are paid) and the royalty rate of the Pre-Release Royalties (see "Business Agreement Amendment" below).

     Under the terms of the Marketing Agreement prior to the Business Agreement Amendment, "Net Revenues" for a particular quarter were defined as end user license fees received by PeopleSoft for licensing or sub-licensing each Licensed Product (defined below) less the value of bundled services and development expenses incurred by PeopleSoft on such Licensed Product for that quarter. Net Revenues included all user license fees paid with respect to each Licensed Product, regardless of whether PeopleSoft directly licensed such product, or indirectly licensed such Licensed Product through a reseller, distributor, or other third party. The Business Agreement Amendment changes the fees and expenses that are included and excluded from the definition of Net Revenues (see "Business Agreement Amendment" below).

     Under the License Option, PeopleSoft may obtain a perpetual, worldwide, exclusive license (with the right to sublicense through multiple tiers) to market, distribute, support and enhance each Momentum Product. Under the terms of the Marketing Agreement prior to the Business Agreement Amendment, PeopleSoft may exercise the License Option with respect to any Momentum Product at any time from the date on which the Company agrees to develop the product until the earlier of: (i) thirty (30) days after the product becomes Generally Available or (ii) the expiration of the Purchase Option. A Momentum Product will be deemed to be Generally Available upon successful completion of the release-testing model that PeopleSoft uses for its own products with the level of functionality originally agreed to by PeopleSoft and the Company. The Business Agreement Amendment changes the time period during which PeopleSoft may exercise its License Option (see "Business Agreement Amendment" below). Upon exercise of the License Option with respect to a Momentum Product (a "Licensed Product"), PeopleSoft will assume full

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

responsibility for any product development, support, training, consulting, bug fixes, modifications and enhancements with respect to such Licensed Product. If PeopleSoft does not exercise the License Option with respect to a Momentum Product, PeopleSoft will retain the right and obligation to support any customers to whom it licensed such Momentum Product pursuant to its Pre-General Availability License. These rights and obligations will survive the termination of the Marketing Agreement.

     Under the terms of the Marketing Agreement prior to the Business Agreement Amendment, PeopleSoft paid royalties ("Product Payments") to the Company with respect to each Licensed Product equal to one percent (1%) of Net Revenues plus an additional one-tenth of one percent (0.1%) of Net Revenues for each $1,000,000 of Development Costs (as defined) of the Licensed Product that were incurred by the Company, up to a maximum royalty rate of six percent (6%) of Net Revenues. Subject to the Buy-Out Option described below, Product Payments were payable by PeopleSoft to the Company for ten (10) years after General Availability of the Licensed Product. PeopleSoft will retain all support services and maintenance fees with no royalty-sharing or payment obligation to the Company. PeopleSoft's royalty obligations will survive the termination of the Marketing Agreement. The Business Agreement Amendment generally changes both the period of time during which Product Payments are paid and the royalty rate of the Product Payments (see "Business Agreement Amendment" below).

     PeopleSoft has the option to buy out the Company's right to receive Product Payments for any Licensed Product (the "Buy-Out Option") except for products developed under the following projects: Collaborative Applications for HRMS, eRecruit, eProcurement, Collaborative Applications for Supply Chain Management, Benefits Communities, Travel Communities and Portals. Under the terms of the Marketing Agreement prior to the Business Agreement Amendment, the Buy-Out Option was exercisable at any time beginning twelve (12) months after the Licensed Product is declared Generally Available. The Business Agreement Amendment changes the period of time when PeopleSoft can exercise a Buy-Out Option (see "Business Agreement Amendment" below). The buy-out price is fifteen
(15) times the payment made by or due from PeopleSoft with respect to the license of such Licensed Product for the four (4) quarters immediately preceding the quarter in which the Buy-Out Option is exercised (payment will be annualized for any such Licensed Product that has not been a Licensed Product for all of each of such four (4) quarters). The Business Agreement Amendment changes the period of time during which PeopleSoft may exercise its Buy-Out Option and the price it must pay to exercise the Buy-Out Option with respect to a Licensed Product (see "Business Agreement Amendment" below).

     If PeopleSoft does not exercise the License Option with respect to a Momentum Product, the Company will be free to commercialize that Momentum Product itself or with the assistance of a third party. However, such commercialization activities may not be funded out of the Available Funds. Consequently, the Company must earn some royalty income from its licensing activities in order to obtain funds to support such commercialization activities through third parties. To the extent that any such Momentum Product contains PeopleSoft Technology, PeopleSoft has granted the Company a license with respect to PeopleSoft Technology allowing the Company to enhance, license, use and distribute the product provided that the Company may not contract with certain entities that PeopleSoft reasonably believes and identifies as competitors of PeopleSoft. This license will survive the termination of the Marketing Agreement.

     During the term of the Marketing Agreement, PeopleSoft will provide quarterly reports to the Company detailing payments due for such period with respect to the relevant Momentum Product or Licensed Product, as the case may be. Such reports will be due thirty (30) days after the end of each calendar quarter and will indicate the quantity and dollar amount of Net Revenues relating to each Momentum Product or Licensed Product, as the case may be, or other consideration in respect of Net Revenues, during the quarter covered by such report. No more than once in each calendar year upon at least five (5) business days notice and during regular business hours, at the Company's expense, PeopleSoft is required to make available for inspection by the Company such records of PeopleSoft as may be necessary to verify the accuracy of reports and payments made under the Marketing Agreement. PeopleSoft must provide similar reports and records with respect to all Developed Technology Products.

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

     The Marketing Agreement terminates upon the earlier to occur of: (i) the exercise of the Purchase Option by PeopleSoft; or (ii) the end of the thirtieth
(30th) day after the expiration of the Purchase Option. The Marketing Agreement may be terminated by either party in the event that the other party (i) breaches any material obligation under the Marketing Agreement (which breach continues for a period of thirty (30) days after written notice to the defaulting party) or (ii) enters into any proceeding, voluntary or involuntary, in bankruptcy, reorganization or similar arrangement for the benefit of its creditors.

Services Agreement

     Pursuant to the Services Agreement, PeopleSoft will provide the Company with certain services relating to administration, including accounting, finance, human resources and legal services. The Company has agreed to pay PeopleSoft a fee of $100,000 per quarter for such services. The Company will also incur direct costs such as professional services, insurance, taxes and regulatory fees. The Services Agreement remains in force until December 31, 2002 and thereafter is automatically renewed for one-year terms.

PURCHASE OPTION

     Set forth in the Company's Restated Certificate of Incorporation is PeopleSoft's right to buy the Company (the "Purchase Option"). Pursuant to this Purchase Option, PeopleSoft has the an exclusive, irrevocable option to purchase all, but not less than all, of the issued and outstanding shares of the Company's Class A Common Stock. PeopleSoft may exercise the Purchase Option by written notice to the Company at any time until December 31, 2002; provided that such date will be extended for successive six month periods if, as of any June 30 or December 31 beginning with June 30, 2002, the Company has not paid or accrued expenses for all but $15 million of the Available Funds as of such date. In any event, the Purchase Option will terminate on the sixtieth (60th) day after the Company provides PeopleSoft with a statement that, as of the end of any calendar month, there are less than $2.5 million of Available Funds remaining. All certificates evidencing the Company's Class A Common Stock will bear a legend indicating that the Company's Class A Common Stock is subject to the Purchase Option.

     Under the terms of the current Restated Certificate of Incorporation, except in instances in which the Company's liabilities exceed its assets (as discussed below), if the Purchase Option is exercised, the exercise price (the "Purchase Option Exercise Price") will be the greatest of:

          (1) 15 times the sum of (i) the actual worldwide payments made by or due from PeopleSoft to the Company with respect to all Licensed Products and Developed Technology for the four calendar quarters immediately preceding the quarter in which the Purchase Option is exercised (the "Base Period"); plus (ii) such payments as would have been made during the Base Period by, or due from, PeopleSoft to the Company if PeopleSoft had not previously exercised its Buy-Out Option with respect to any Momentum Product (for purposes of the calculations in (i) and (ii), payments will be annualized for any product that has not been a Licensed Product for all of each of the four calendar quarters in the Base Period);

          minus any amounts previously paid to exercise any Buy-Out Option for such Momentum Product;

          (2) the fair market value of six hundred thousand (600,000) shares of PeopleSoft Common Stock, adjusted in the event of a stock split or dividend, as of the date PeopleSoft exercises its Purchase Option;

          (3) three hundred million dollars ($300,000,000) plus any additional funds contributed to the Company by PeopleSoft, less the aggregate of all amounts paid or incurred to develop the Momentum Products or pursuant to the Services Agreement as of the date the Purchase Option is exercised; or

          (4) seventy-five million dollars ($75,000,000).

     The proposed amendment to the Restated Certificate of Incorporation would change two of the above formulas and may therefore change the price that PeopleSoft would have to pay to exercise the Purchase Option (see "Amendment to the Restated Certificate of Incorporation" below).

     In the event that the Company's liabilities (other than liabilities under the Development Agreement, the Marketing Agreement and/or the Services Agreement) exceed its assets, the Purchase Option Exercise Price
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

described above will be reduced (but not to less than the total par value of the outstanding Class A Common Stock of the Company) by the amount that the Company's liabilities at the time of exercise (other than liabilities under the Development Agreement, the Marketing Agreement and/or the Services Agreement) exceed the Company's cash and cash equivalents, and short-term and long-term investments (excluding the amount of the Available Funds remaining at such time). For this purpose, liabilities will include, in addition to liabilities required to be reflected on the Company's financial statements under generally accepted accounting principles, (i) any guaranty of any indebtedness and (ii) any reimbursement or similar obligation with respect to any letter of credit issued for the account of the Company or as to which the Company is otherwise liable.

     If PeopleSoft exercises the Purchase Option, PeopleSoft will pay the Purchase Option Exercise Price in cash. For the purpose of determining the Purchase Option Exercise Price, the fair market value of PeopleSoft Common Stock shall be deemed to be the average of the closing sales price of PeopleSoft Common Stock on the Nasdaq National Market (or such other securities exchange on which PeopleSoft is then listed) for the twenty (20) trading days ending with the trading day that is two trading days prior to the date of determination. The per share purchase price of the Company's Class A Common Stock will be reduced if the Company issues additional shares.

     The purpose of having the Purchase Option Exercise Price be determined by reference to one of four formulas was to both provide alternatives for the most favorable return to the holders of the Company's Class A Common Stock based on the achievement of certain performance criteria by the Company, on one hand, and to establish a minimum return of $75 million, on the other hand. The first formula is intended to provide a favorable return to the holders of the Company's Class A Common Stock in the event that the Company develops highly successful, royalty-paying products. The second formula would benefit the holders of the Company's Class A Common Stock in the event that the trading price of PeopleSoft's Common Stock were to rise significantly during the period that the Purchase Option is exercisable, due to the performance of the Company or otherwise. (Based on the closing price of PeopleSoft's Common Stock on December 28, 1998, the market value of 600,000 shares of PeopleSoft Common Stock was $11,662,500.) The market value of 600,000 shares of PeopleSoft Common Stock based on the closing price on July 18, 2001 was $23,844,000. The third formula was designed to provide a favorable return to the holders of the Company's Class A Common Stock in the event that PeopleSoft elects to exercise the Purchase Option prior to the time that the Company successfully commercializes its products. The fourth option represents a minimum return of $75 million to the holders of the Company's Class A Common Stock. These four alternatives were selected based on PeopleSoft's analysis of the formulas used in comparable transactions by other companies (all of which were in the pharmaceutical industry), as adjusted to take into consideration the different development cycles and other factors specific to the software products that the Company proposes to develop. The proposed amendment to the Restated Certificate of Incorporation clarifies the royalty base upon which the first formula is calculated and increases the minimum return in the fourth formula (see "Amendment to the Restated Certificate of Incorporation" below). The determination as to whether or not to exercise the Purchase Option is entirely within the discretion of PeopleSoft and, whether the proposed amendment to the Restated Certificate of Incorporation is adopted or not, the results of the foregoing formulas are not determinable unless and until PeopleSoft elects to exercise the Purchase Option.

     The closing of the acquisition of the Company's Class A Common Stock pursuant to exercise of the Purchase Option will take place on a date selected by PeopleSoft, but no later than sixty (60) days after the exercise of the Purchase Option unless, in the judgment of PeopleSoft, a later date is required to satisfy any applicable legal requirements or to obtain required consents. Between the time of exercise of the Purchase Option and the time of closing of the acquisition of the Company's Class A Common Stock, the Company may not, without PeopleSoft's consent, incur additional debt, dispose of assets, pay or declare any dividends or operate its business other than in the ordinary course.

     At PeopleSoft's election, the Company may redeem on such closing date the Company's Class A Common Stock for an aggregate redemption price equal to the final Purchase Option Exercise Price. Any such redemption would be in lieu of PeopleSoft paying the final Purchase Option Exercise price directly to holders of the Company's Class A Common Stock, and would be subject to PeopleSoft providing the final Purchase Option Exercise Price to the Company to allow the Company to pay the redemption price.
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

     In the event that prior to PeopleSoft's exercise of the Purchase Option, the number of outstanding shares of PeopleSoft Common Stock is increased by virtue of a stock split or a dividend payable in PeopleSoft Common Stock or the number of such shares is decreased or changed by virtue of a combination or reclassification of such shares, then the number of shares of PeopleSoft Common Stock used to compute the Purchase Option Exercise Price (if the Purchase Option Exercise Price is the fair market value of 600,000 shares of PeopleSoft Common Stock) shall be increased or decreased, as the case may be, in proportion to such increase or decrease in the number of outstanding shares of PeopleSoft Common Stock.

     Under the Company's Certificate of Incorporation, the Company will be prohibited from taking or permitting any action inconsistent with, or which would in any way alter, PeopleSoft's rights under the Purchase Option. The Company may not, without consent of PeopleSoft as the sole holder of the Company's Class B Common Stock, merge, liquidate, sell any substantial assets, or amend its Certificate of Incorporation to (i) alter the Purchase Option, (ii) change the Company's authorized capitalization, or (iii) alter the provisions governing the Board of Directors. To the extent Rule 13e-3 ("Rule 13e-3") under the Exchange Act dealing with going private transactions by certain issuers or their affiliates is applicable at the time of any exercise of the Purchase Option, PeopleSoft and the Company will comply with their respective obligations under Rule 13e-3, subject to any available exemptions from such obligations.

     The existence of this Purchase Option should not be construed as an assurance that any purchase of the Company by PeopleSoft would necessarily occur at either the, or one of the possible, purchase option prices. It is conceivable that an alternative lower purchase price could be negotiated between PeopleSoft and the Company at some future date, under certain circumstances. It is also possible that a purchase or option exercise might include the Company and PeopleSoft reaching agreement on a form of consideration other than cash such as shares of PeopleSoft common stock.

BUSINESS AGREEMENT AMENDMENT

     On July 23, 2001, the Company and PeopleSoft entered into the Business Agreement Amendment, which amends the terms of the Development Agreement and the Marketing Agreement. The primary effect of the Business Agreement Amendment is to restructure the royalty payments PeopleSoft must make to the Company to license Momentum Products. In conjunction with the Business Agreement Amendment, the Company proposes to amend its Restated Certificate of Incorporation to change the exercise price of PeopleSoft's Purchase Option. The effectiveness of the Business Agreement Amendment is contingent upon the Company obtaining stockholder approval of the amendment to the Restated Certificate of Incorporation described below. If stockholder approval is not obtained on or prior to September 30, 2001, then the Business Agreement Amendment will not be effective and the Development Agreement and the Marketing Agreement will continue as in effect prior to the execution of the Business Agreement Amendment.

     Pursuant to the Business Agreement Amendment, Pre-Release Term would no longer be the period from which the Company accepts the relevant product proposal from PeopleSoft until the earlier of: (i) the exercise or expiration of PeopleSoft's License Option with respect to the product; or (ii) the expiration of the Purchase Option. Instead, the Pre-Release Term for any Momentum Product shall be the period from which the Company accepts the relevant product proposal from PeopleSoft until the earlier of: (i) July 1, 2002, or (ii) sixty (60) days following the Company's notification to PeopleSoft that, at the end of any calendar month, there are less than $2,500,000 of Available Funds remaining.

     During this revised period, the Pre-Release Royalty for any Momentum Product would be decreased to one percent (1%) of Net License Fees from six percent (6%) of Net Revenues. "Net License Fees" are the actual amount of license fees received by PeopleSoft, either from an end user or from a third party reseller, for an end user's use of a Momentum Product or Licensed Product, as applicable, less sales taxes, imputed fees for maintenance and support services, and any third party royalties.

     The definition of Net Revenues would be redefined as the sum of (i) the aggregate amount of Net License Fees received by PeopleSoft during a given calendar quarter, plus (ii) the aggregate amount of any imputed fees for maintenance and support of a Momentum Product or Licensed Product, which are deducted in determining Net License Fees, plus (iii) the aggregate amount of maintenance and support fees received by PeopleSoft other than amounts described in (ii) above.

     The time period during which PeopleSoft may exercise the License Option with respect to a product would change such that it may be exercised during the period of time from which a work plan for a product is approved by the Company until the thirtieth (30th) day after the Pre-Release Term.

     In turn, except as identified below, the Product Payment royalties with respect to Momentum Products (including Licensed Products) would be increased to ten percent (10%) of Net Revenues from the current formula described above. Several Licensed Products would not be affected by the Business Agreement Amendment, and the Product Payment with respect to them are instead calculated as an agreed upon percentage of the Net License Fees with respect to each such Licensed Product. These Licensed Products are Grants Administration, eBenefits, Mobile Time and Expense, Stock Administration, Time and Labor and Deductions. The period during which PeopleSoft must make Product Payments, including Product Payments for the Licensed Products highlighted in the previous sentence, would change so that they would be payable until ten (10) years after the later of (i) the end of the Pre-Release Term or (ii) when such Licensed Product shall have become a Generally Available Product.

     Additionally, PeopleSoft's Buy-Out Option would be changed such that PeopleSoft cannot exercise this option with respect to any Licensed Product until PeopleSoft has incurred twelve (12) months of Product Payments due and owing to the Company for such Licensed Product. As a result of the amended definition of Product Payment, the price PeopleSoft pays to exercise the Buy-Out Option would also change.

AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

     The Business Agreement Amendment does not take effect unless and until the stockholders of the Company approve the related amendment to the Company's Restated Certificate of Incorporation.

     As mentioned above in "Purchase Option," the exercise price for PeopleSoft's Purchase Option is determined by reference to one of four formulas. The proposed amendment would modify two of these formulas.

     One modification would adjust the first formula that calculates the exercise price as a multiple of the total royalty payments PeopleSoft made to the Company over the preceding year. The amended formula would be calculated as:

          fifteen (15) times the sum of (i) all payments made by PeopleSoft to the Company with respect to all Momentum Products and Developed Technology for the four calendar quarters immediately preceding the calendar quarter in which the Purchase Option is exercised plus (ii) such payments as would have been made by or due from PeopleSoft to the Company if PeopleSoft had not previously exercised its Buy-Out Option with respect to any product for the four calendar quarters immediately preceding the quarter in which the Purchase Option is exercised, minus any amounts previously paid to exercise any Buy-Out Option for any product.

     The primary effect of this modification is to clarify the royalty base on which the multiple is calculated.

     The second modification would change the minimum exercise price set forth in the fourth formula that PeopleSoft must pay to exercise the Purchase Option from $75,000,000. Instead, the minimum price would be at least $90,000,000, and could be even greater depending on the period in which PeopleSoft exercised the Purchase Option. Specifically, if exercised no later than February 15, 2002, the sum would be $90,000,000. The sum would increase to $92,500,000 if the Purchase Option is exercised between February 16, 2002 and May 15, 2002, and increase again to $95,000,000 if exercised at any time on or after May 16, 2002.

     The amendment of this Purchase Option should not be construed as an assurance that any purchase of the Company by PeopleSoft would necessarily occur at either the, or one of the possible, purchase option prices. It is conceivable that an alternative lower purchase price could be negotiated between PeopleSoft and the Company at some future date, under certain circumstances. It is also possible that a purchase or option exercise might include the Company and PeopleSoft reaching agreement on a form of consideration other than cash such as shares of PeopleSoft common stock. THE DETERMINATION AS TO WHETHER OR NOT TO EXERCISE THE PURCHASE OPTION IS ENTIRELY WITHIN THE DISCRETION OF PEOPLESOFT AND, WHETHER THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION IS ADOPTED OR NOT, THE RESULTS OF THE FORMULAS TO CALCULATE THE PRICE AT WHICH THE PURCHASE OPTION IS EXERCISABLE ARE NOT DETERMINABLE UNLESS AND UNTIL PEOPLESOFT ELECTS TO EXERCISE THE PURCHASE OPTION.

     The full text of the amendment to Section (A)(14) of Article Fifth are set forth in the Certificate of Amendment attached hereto as Exhibit A.

     Mr. Stan Swete, a director of the Company, is an officer of PeopleSoft.

VOTE REQUIRED

     Assuming the presence of a quorum, the Certificate of Amendment to the Restated Certificate of Incorporation requires an affirmative vote of a majority of the outstanding shares of Class A Common Stock entitled to vote. An abstention will have the same effect as a vote against the amendment to the Restated Certificate of Incorporation, and pursuant to Delaware law, a broker non-vote will have the same effect as a vote against the proposal.

     Should stockholder approval not be obtained, the existing Restated Certificate of Incorporation will continue in effect, unless otherwise amended and approved by the stockholders. Additionally, the Business Agreement Amendment will not take effect. The Development Agreement and the Marketing Agreement will continue as in effect prior to the execution of the Business Agreement Amendment. Except that during the period between April 1, 2001 and June 30, 2001, the Pre-Release Royalty as revised by the Business Agreement Amendment shall apply to applicable Momentum Products. In exchange, for this period only, PeopleSoft shall release to the Company an amount of Available Funds equal to the aggregate royalties the Company would have received under the old Pre-Release Royalty (six percent (6%) of Net Revenues, original definition) less the aggregate amount of Pre-Release Royalties the Company actually received (one percent (1%) of Net License Fees), and the Company may use the additional monies for any purpose, in its sole discretion.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION AND APPROVAL OF THE CERTIFICATE OF AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION.

                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ended April 30, 2002, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Representatives of Ernst and Young, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

  Audit Fees

     Fees billed by Ernst & Young LLP and their affiliates (collectively "Ernst & Young") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended April 30, 2001 and for the review of the financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year totaled $68,500.

  Financial Information Systems Design and Implementation Fees

     The Company did not engage Ernst & Young to provide professional services to the Company relating to financial information systems design and implementation during fiscal year 2001.

  All Other Fees

     The Company did not engage Ernst & Young to provide any other non-audit services during fiscal year 2001.

     The Audit Committee will consider in advance of the provision of any non-audit services by the Company's principal accountants whether the provision of such services is compatible with maintaining the independence of such accountants.

VOTE REQUIRED

     The affirmative vote of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation earned in each fiscal year since the Company's inception by the Company's Chief Executive Officer.

                                                                      LONG-TERM
                                     ANNUAL COMPENSATION         COMPENSATION AWARDS
                                 ---------------------------    ---------------------
        NAME AND                              OTHER ANNUAL      SECURITIES UNDERLYING       ALL OTHER
   PRINCIPAL POSITION     YEAR    SALARY     COMPENSATION(2)         OPTIONS(#)          COMPENSATION(3)
   ------------------     ----   --------    ---------------    ---------------------    ---------------
Ronald E.F. Codd........  2001   $181,500        $6,324                 33,333               $24,000
  President and Chief     2000    181,500         7,478                100,000                    --
  Executive Officer       1999     60,500(1)      2,079                      0                    --

---------------
(1) represents salary earned from January 1, 1999 through April 30, 1999.

(2) represents reimbursement of health insurance premiums in lieu of a company-sponsored plan.

(3) represents Company contributions to Simplified Employee Pension Plan.

OPTION GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS
                           ---------------------------                                POTENTIAL REALIZABLE
                                            % OF TOTAL                                  VALUE AT ASSUMED
                             NUMBER OF       OPTIONS                                  ANNUAL RATE OF STOCK
                            SECURITIES      GRANTED TO                               PRICE APPRECIATION FOR
                            UNDERLYING      EMPLOYEES     EXERCISE                       OPTION TERM(2)
                              OPTIONS       IN FISCAL       PRICE      EXPIRATION    ----------------------
          NAME             GRANTED(1)(#)       YEAR       ($/SHARE)       DATE         5%($)       10%($)
          ----             -------------    ----------    ---------    ----------    ---------    ---------
Ronald E.F. Codd.........     33,333          100.00%       12.00       11/9/07       562,835      779,479

---------------
(1) All or any part of the options are exercisable at any time after the date of grant, subject to a right of repurchase, which lapses at the rate of 2.78% of the shares subject to the option per month of service. The options expire seven years after the date of grant. No options were exercised as of April 30, 2001.

(2) This column shows the hypothetical gain or "option spread" of the option granted based on assumed annual compound stock price appreciation rates of 5% and 10% over the full seven-year term of the option. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimated or projected future prices of the Company's Common Stock.

FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information relating to fiscal year-end option values with respect to Momentum's Chief Executive Officer:

                                              NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                             UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                                          OPTIONS AT FISCAL YEAR END(#)         AT FISCAL YEAR END(1)
                                          -----------------------------     -----------------------------
                  NAME                    EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                  ----                    -----------     -------------     -----------     -------------
Ronald E.F. Codd........................    133,333             0             $86,666            $--

---------------
(1) Market value of Momentum Class A Common Stock at fiscal year end, based on the closing sales price reported by Nasdaq on April 30, 2001 ($12.65), less the exercise price payable for the shares.

                      REPORT OF THE COMPENSATION COMMITTEE

July 2001

     The following is the Report of the Compensation Committee of the Company, describing the compensation policies and rationale applicable to the Company's Chief Executive Officer with respect to the compensation paid to such executive officer for the period ended April 30, 2001. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

     The Compensation Committee (the "Committee") of the Board of Directors of the Company is charged with the responsibility of reviewing all aspects of the Company's executive compensation programs and administering the Company's 1999 Stock Incentive Plan (the "Plan"). The Plan is intended to be a long term incentive compensation program that aligns the interests of the directors and sole officer of the Company with its stockholders. In fiscal 2001, the voting members of the Committee were Messrs. Baab and Dahl, both of whom are non-employee Directors of the Company.

     During fiscal 2000, Mr. Codd's cash compensation consisted of a base annual salary of $181,500 and contributions of $24,000 to the Company sponsored Simplified Employee Pension Plan ("SEP"). During fiscal 2001, the Committee reevaluated Mr. Codd's total compensation. In light of the progress the Company made during the year toward building a reasonably significant royalty based revenue stream, the Committee determined that Mr. Codd should receive an appropriate increase in his total compensation. Consequently, the Committee granted stock options for an additional 33,333 shares to Mr. Codd at the minimum allowable exercise price of $12.00 per share. (The market value of the Company's stock on the date of the latest grant was approximately $47.5 million or $10.125 per share.) The options will have value for Mr. Codd only if there is appreciation in the value of the Company's Common Stock over the option term. At the recommendation of Mr. Codd, and based on the relatively unchanged breadth of his responsibilities and challenges during the 2000 and 2001 fiscal years, the Committee elected not to change his cash compensation for fiscal 2001.

     The Company's long term incentive compensation program is designed to attract and retain directors and executives who will contribute to the Company's long-term success and to reward such individuals for achieving the Company's ultimate liquidity goals through such long-term equity-based incentive plan. Based on its current outlook, the Committee believes that a sale of the Company to PeopleSoft is the liquidity event through which the Company can positively affect long-term stockholder return. Furthermore, the Company believes that, in order to attract and retain the most qualified individuals in the industry, its compensation policies must be reasonably competitive with other companies in the software industry, taking into consideration the unique nature and demands of the role as Momentum's CEO.

                                          Compensation Committee

                                          Carlton H. Baab
                                          Robert K. Dahl

                         REPORT OF THE AUDIT COMMITTEE

July 2001

     The following is the Report of the Audit Committee of the Company. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing. The Audit Committee of the Company is composed of three independent directors and operates under a written charter adopted by the Board of Directors, a copy of which is attached as Exhibit B hereto.

     As more fully described in its charter, the Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent public accountants are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent public accountant, nor can the Audit Committee certify that the independent public accountant is "independent" under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent public accountants on the basis of the information it receives, discussions with management and the independent public accountants and the experience of the Audit Committee's members in business, financial and accounting matters.

     In this context, the Audit Committee has reviewed and discussed with management and the independent public accountants the audited financial statements. The independent public accountants represented that its presentations to the Audit Committee included the matters required to be discussed with the independent public accountants by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received and reviewed from the independent public accountants the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees, as amended) and discussed with them their independence from the Company and its management. And, the Audit Committee has considered whether the independent public accountant's provision of information technology and other non-audit services to the Company is compatible with the auditor's independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the fiscal year ended April 30, 2001, for filing with the Securities and Exchange Commission.

                                          Audit Committee

                                          Carlton H. Baab
                                          Jeffrey A. Miller
                                          Stan A. Swete

                               PERFORMANCE GRAPH

     The stock performance graph below shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

     The following graph shows a comparison of cumulative stockholder return, calculated on a dividend reinvested basis, for the (i) Company, (ii) the Nasdaq Computer and Data Processing Services Group Index ("Nasdaq -- Software"), and
(iii) the Nasdaq National Market (U.S. Companies) Index ("Nasdaq -- Total"). The graph assumes that $100 was invested in the Company's Class A Common Stock and in each index from the Company's initial public trading date on January 20, 1999 through April 30, 2001. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                              [PERFORMANCE GRAPH]

                  $100 INITIAL INVESTMENT ON JANUARY 20, 1999

                                        MOMENTUM   NASDAQ - SOFTWARE   NASDAQ - TOTAL
                                        --------   -----------------   --------------
1/20/99...............................   100.00         100.00             100.00
4/30/99...............................    40.97         100.16             105.27
7/31/99...............................    44.10         105.27             109.19
10/31/99..............................    43.06         124.45             122.95
1/31/00...............................    44.44         170.62             163.20
4/30/00...............................    41.67         172.43             160.01
7/31/00...............................    58.33         173.04             156.23
10/31/00..............................    57.64         153.22             139.74
1/31/01...............................    67.36         113.82             114.93
4/30/01...............................    70.28          81.83              87.63

     As noted in Certain Transactions, Momentum was formed through a special stock dividend by PeopleSoft. The $100 initial investment is based on the closing price of Momentum Class A Common Stock on the first day of trading following the dividend distribution.

                                 OTHER MATTERS

     The Company knows of no other matters to be addressed at the Annual Meeting. If any other matters are properly addressed at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented in the manner as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

                                          /s/ RONALD E.F. CODD
                                          By: Ronald E.F. Codd,
                                          President and Chief Executive Officer

Dated: July 25, 2001

                                                                       EXHIBIT A

    CERTIFICATE OF AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION OF
                      MOMENTUM BUSINESS APPLICATIONS, INC.
       (ORIGINALLY INCORPORATED UNDER THE SAME NAME ON NOVEMBER 9, 1998)

     Momentum Business Applications, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

FIRST: That the Board of Directors adopted a resolution setting forth a proposed amendment to the Restated Certificate of Incorporation of said Corporation and declaring said amendment advisable and directing that said amendment be submitted to the stockholders of said Corporation entitled to vote in respect thereof for their approval. The resolution setting forth said amendment is as follows:

          RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by replacing Section (A)(14)(a) of Article Fifth thereof so that such section shall be and read as follows:

             "(a) 15 times the sum of (i) all payments (including without limitation all Product Payments, Developed Technology Royalties and Pre-Release Royalties) made by or due from PeopleSoft to this corporation with respect to all Momentum Products (including without limitation pre-release products and Licensed Products) and Developed Technology for the four calendar quarters immediately preceding the calendar quarter in which the Purchase Option is exercised plus (ii) such payments (including without limitation all Product Payments, Developed Technology Royalties and Pre-Release Royalties) as would have been made by or due from PeopleSoft to this corporation if PeopleSoft had not previously exercised its payment buy-out option (as described in the Marketing Agreement) with respect to any product for the four calendar quarters immediately preceding the quarter in which the Purchase Option is exercised, minus any amounts previously paid to exercise any payment buy-out option for any product pursuant to the Marketing Agreement."

          RESOLVED, FURTHER, that the Restated Certificate of Incorporation of the Corporation be amended by replacing Section (A)(14)(d) of Article Fifth thereof so that such section shall be and read as follows:

             "(d) (i) $90,000,000 if the Purchase Option is exercised no later than February 15, 2002, (ii) $92,500,000 if the Purchase Option is exercised at any time on or between February 16, 2002 and May 15, 2002, or (iii) $95,000,000 if the Purchase Option is exercised at any time on or after May 16, 2002."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the state of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by obtaining a vote of
(i) at least a majority of the issued and outstanding shares of the Class A Common Stock, voting separately as a single class, and (ii) at least a majority of the issued and outstanding shares of the Class B Common Stock, voting separately and as a class, in favor of said amendment in the manner set forth in
Section 222 of the General Corporation Law.

     IN WITNESS WHEREOF, this Certificate of Amendment of the Restated Certificate of Incorporation has been signed by the Chief Executive Officer and
the Secretary of the Corporation this      day of           , 2001.

                                        MOMENTUM BUSINESS APPLICATIONS, INC.

                                        By:
                                           -------------------------------------
                                                     Ronald E.F. Codd,
                                           Chief Executive Officer and Secretary

                                                                       EXHIBIT B

        AUDIT COMMITTEE CHARTER OF MOMENTUM BUSINESS APPLICATIONS, INC.

Adopted as of June 1, 2000

I. PURPOSE

     The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Momentum Business Applications, Inc. (alternatively the "Company" or the "Corporation") is to assist the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company's financial accounting, reporting and controls. The Committee's principal functions are to serve as an independent and objective monitor of:

     - the financial reports and other financial information provided by the Corporation to any governmental body or the public;

     - the Corporation's system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

     - the audit efforts of the Corporation's independent accountants; and

     - the Corporation's accounting and financial reporting practices generally.

     In addition, the Committee should encourage an open avenue of communication among the independent accountants, senior management, and the Board of Directors.

     The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

     The Committee shall also be empowered to conduct and/or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee may at its discretion retain independent counsel and other professionals to assist in the conduct of any investigation.

     Consistent with these functions, the Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. However, while the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with Generally Accepted Accounting Principles. This is the responsibility of Management and the Company's independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and its independent auditors or to assure compliance with laws and regulations and Company Policies and Procedures.

II. COMPOSITION

     As of the date this charter is adopted and until June 13, 2001, the Committee shall be comprised of two or more directors as determined by the Board. Beginning June 13, 2001 the Committee shall be comprised of three directors. Each member shall be "independent" as defined by the rules of the Nasdaq Stock Market, and shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the committee shall have accounting or related financial management expertise.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, members of the Committee may designate the Chair by majority vote of the full Committee membership.

III. MEETINGS

     The Committee shall meet at least quarterly, or more frequently as circumstances dictate. The quarterly meetings may be conducted telephonically. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. As part of its job to foster open communication, the Committee should meet in person at least annually with management and the independent accountants. At that time and periodically as required, the Committee should also hold separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

     The Committee should annually meet with the independent auditors out of the presence of management to encourage an open and candid dialogue about internal controls, the company's accounting and financial reporting practices, and any other matters that either of these groups believes should be discussed privately.

     The Committee shall report annually to the Board of Directors on significant results and issues associated with carrying out its responsibilities.

IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Committee shall:

FINANCIAL REPORTING CONTENT

                                                                                            AS
                               ACTIVITIES                           YEARLY   QUARTERLY   REQUIRED
                               ----------                           ------   ---------   --------
 1.   Review the organization's annual financial statements, proxy and any reports or other financial information submitted to the Securities and Exchange Commission, or the public,
      including any certification, report, opinion, or review
      rendered by the independent accountants.....................    X
 2.   Review any critical assumptions or judgements that are
      material to the preparation of the financial statements.
      Review any significant changes by management of estimates
      that are material to the financial statements...............               X
 3.   Review periodically with management any legal and regulatory matters that may have a material impact on the Company's
      financial statements, compliance policies and programs......                          X
 4.   Review any major changes to the Corporation's accounting
      principles and practices that are proposed by the
      independent accountants or management. The Committee must
      approve any such major changes prior to their
      implementation..............................................                          X
 5.   Inquire of management as to the existence of any significant risks and or uncertainties, and discuss the adequacy of any
      financial statement disclosures associated therewith........               X
 6.   Discuss with the independent accountants the results of the auditor's SAS 71 review of quarterly financial statements.
      Consult with the independent accountants out of the presence of management about the completeness and accuracy of the
      organization's financial statements.........................                          X
 7.   Review with financial management and the independent
      accountants a draft of the quarterly release of operating
      results prior to its filing or release......................               X
 8.   Review the 10-Q prior to its filing. The Chair of the
      Committee or the "Financial Expert" may represent the entire
      Committee for purposes of this review.......................               X

INDEPENDENT ACCOUNTANT OVERSIGHT

                                                                                            AS
                               ACTIVITIES                           YEARLY   QUARTERLY   REQUIRED
                               ----------                           ------   ---------   --------
 9.   Recommend to the Board of Directors the selection of the
      independent accountants, considering qualifications,
      independence, cost and effectiveness........................    X
10.   Review all aspects of the Company's relationships with the independent accountants, and if needed, approve processes or procedures to ensure the continuing independence of the
      Company's independent accountants...........................    X
11.   Review the Audit Plan and related proposed Audit Scope with the independent accountants and financial management. In
      connection therewith, review and approve the fee estimates and other compensation to be paid to the independent
      accountants.................................................    X
12.   Review with the independent accountants their proposed
      procedures for performing the quarterly review of the
      Corporation's financial statements..........................    X
13.   Discuss any items required to be communicated by the
      independent auditors in accordance with SAS 61, as amended.
      These discussions should include the independent auditors
      judgements about the quality and appropriateness of the
      Company's accounting principles, the reasonableness of
      significant judgements, the clarity of disclosures in the
      Company's financial statements, and any significant
      difficulties encountered during the course of the audit,
      including any restrictions on the scope of work or access to
      required information........................................    X
14.   Review any significant disagreement among management and the independent accountants in connection with a preparation of
      the financial statements....................................                          X
15.   Review the performance of the independent accountants and
      approve any proposed discharge of the independent
      accountants when circumstances warrant......................    X                     X

FINANCIAL REPORTING PROCESSES AND INTERNAL CONTROL OVERSIGHT

                                                                                            AS
                               ACTIVITIES                           YEARLY   QUARTERLY   REQUIRED
                               ----------                           ------   ---------   --------
16.   Review this Charter periodically and update as conditions
      dictate.....................................................                          X
17.   In consultation with the independent accountants and
      financial management, review the integrity of the
      organization's financial reporting processes, both internal
      and external................................................                          X
18.   Consider the quality and appropriateness (not just the
      acceptability) of the Corporations accounting principles and financial disclosure practices as applied in its financial reporting. In addition, consider whether the selected
      principles and disclosure practices are common or minority
      practices...................................................                          X
19.   Review the Corporation's practices and policies regarding
      interaction with analysts and investors (e.g. access and
      content of conference calls, addressing analyst earnings
      estimates, etc.)............................................                          X
20.   Review periodically the adequacy of, and compliance with,
      the Corporation's other significant financial management
      policies, such as the Cash Investment Policy................    X

PROCESS IMPROVEMENT

                                                                                            AS
                               ACTIVITIES                           YEARLY   QUARTERLY   REQUIRED
                               ----------                           ------   ---------   --------
21.   Review with the independent accountants and management the
      Management Letter including the findings and recommendations of the independent audit together with Management's
      responses...................................................    X
22.   Review with the independent accountants and management the extent to which changes or improvements in financial or
      accounting practices, as approved by the Audit Committee,
      have been implemented.......................................    X

GENERAL

                                                                                            AS
                               ACTIVITIES                           YEARLY   QUARTERLY   REQUIRED
                               ----------                           ------   ---------   --------
23.   Review, with the organization's counsel, legal compliance
      matters including corporate securities trading policies and
      investor communications policies............................    X
24.   Perform any other activities required by applicable law,
      rules or regulations, including the rules of the SEC and any stock exchange or market on which the Company's Common Stock is listed. In addition, perform any other activities
      consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary
      or appropriate..............................................                          X

                                [MOMENTUM LOGO]

                                   DETACH HERE

                                      PROXY

                      MOMENTUM BUSINESS APPLICATIONS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 19, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Ronald E.F. Codd as attorney and proxy of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Momentum Business Applications, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Carr America Visitor's Center, 4400 Rosewood Drive, Pleasanton, California 94588 on September 19, 2001 at 1:00 p.m. (California time), and at any adjournments or postponements thereof, and authorizes and instructs the proxy to vote in the manner directed on the reverse side.

[SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE      [SEE REVERSE
   SIDE]                                                               SIDE]

                                   DETACH HERE

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. To elect one (1) Class A Common Class III director to serve a three-year term.

   NOMINEE:  Ronald E.F. Codd

             FOR NOMINEE [ ]                   [ ] WITHHELD FROM NOMINEE

2. To approve the amendment to the Company's Restated Certificate of Incorporation, as described in the proxy statement.

             FOR [ ]              AGAINST [ ]                  ABSTAIN [ ]

2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending April 30, 2002.

             FOR [ ]              AGAINST [ ]                  ABSTAIN [ ]

3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature:                                            Date:
          -----------------------------------------        ---------------------

Signature:                                            Date:
          -----------------------------------------        ---------------------